RULE 10f-3 TRANSACTIONS:77O
The transactions listed below wre effected in accordance with the Board's adopted procedures:

PIMCO			                           		Trade
Fund			                Description	  Dat
Investment Grade Corp 	Clear Channel	6/14/2000

                  			Syndicate
Broker		            	Members
First Bank of Boston	Bank of America
			                  Chase Securities
 			                 Deutche Banc Alex Brown
 	 	   	             First Union Securities
	 	 	                FleetBoston Robertson Stephens

% of
Issuance
Purchased   	Price
0.28%	      	99.99420

PIMCO 	   	  	 		                        	Trade
Fund	 	    Description 	   	   	          Date
Short-Term	Deutsche Telecom Int'l Finance	6/28/2000
Mortgage

	       	        Syndicate
Broker		         Members
Morgan Stanley 	 Deutche Bank AG London
		               Goldman Sachs Int'l
	              " Morgan Stanley, Dean Witter "
 	 	             Credit Suisse First Boston
	 	              J.P. Morgan
		               Lehman Brothers Int'l
		               Merrill Lynch & Co.
 	 	             Salomon Smith Barney

% of
Issuance
Purchased	Price
0.67%	   	100.00000


PIMCO					                                 	Trade
Fund		                	Description		        Date
Investment Grade Corp 	Abitibi Consolidated	7/13/2000

Broker		             	Syndicate
Salomon Smith Barney 	Members
			                   Salomon Smith Barney
 		                  	ABN AMRO
 	 	                 	Bank of America
		                    BNP Paribas Group
 	 	 	                CIBC World Markets
	 	 	                 J.P. Morgan Securities
			                   National Bank of Canada
		                    Scotia Capital Inc.
 	 	                 	TD Markets
% of
Issuance
Purchased	Price
4.69%  		99.98200